UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

September 5, 2013

Date of Report (date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(exact name of registrant as specified in its charter)

Pennsylvania	001-09718	25-1435979
(state or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The PNC Financial Services Group, Inc. (“PNC”) has initiated the process to wind down Market Street Funding LLC (“Market Street Funding”), a multi-seller asset-backed commercial paper conduit administered by PNC Bank, N.A. (“PNC Bank”). Market Street Funding funds securitized credit facilities for PNC’s clients through the issuance of commercial paper. Market Street Funding had $5.9 billion of commercial paper outstanding as of June 30, 2013. As part of the wind down process, the commitments and outstanding loans of Market Street Funding will be assigned to PNC Bank, which will fund these commitments and loans by utilizing its diversified funding sources. PNC has decided to wind down Market Street Funding as part of its overall strategy to diversify and extend its borrowing base, particularly in light of ongoing regulatory developments. PNC will continue to serve clients’ securitization needs through its Asset-Backed Finance business.

Market Street Funding’s commercial paper will be repaid in full through the wind down process. The wind down of Market Street Funding is expected to be complete by the end of the fourth quarter of 2013. In conjunction with the assignment of commitments and loans the associated liquidity facilities will be terminated, and the program-level credit enhancement currently provided to Market Street Funding will be terminated upon the completion of the wind down. The wind down is not expected to have a material impact to PNC’s financial condition, or results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2013	The PNC Financial Services Group, Inc.

	By:	/s/ Gregory H. Kozich
		Name:	Gregory H. Kozich
		Title:	Senior Vice President and Controller